Aramark
FORM OF
PERFORMANCE STOCK UNIT AWARD (Notice Ret/2Y Vest)

1.
Grant of PSUs. The Company hereby grants the opportunity to vest in a number of Performance Stock Units determined based on the “Target Number of PSUs” set forth on the Certificate of Grant attached to this Award and made a part hereof (the “Certificate of Grant”) to the Participant, on the terms and conditions hereinafter set forth including on Schedule I which is made a part hereof. This grant is made pursuant to the terms of the Aramark (formerly known as Aramark Holdings Corporation) 2013 Stock Incentive Plan (the “Plan”), which Plan, as amended from time to time, is incorporated herein by reference and made a part of this Award. Each Performance Stock Unit (a “PSU”) represents the unfunded, unsecured right of the Participant to receive a share of Common Stock of the Company (each a “Share”), subject to the terms and conditions hereof, on the date(s) specified herein. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan and the Certificate of Grant.

2.	Performance and Service Vesting Conditions.
Subject to the remainder of the terms and conditions of this Award, so long as the Participant continues Employment through the Vesting Date the Participant shall earn, and become vested in a number of PSUs (if any) equal to a percentage of the Target Number of PSUs based on the level of the Company’s achievement of the performance conditions, with respect to the applicable performance period (the “Performance Period”), each as set forth on Schedule I, on the date such achievement is certified by the Committee following the end of the Performance Period (the “Determination Date”) (such number of PSUs, once established, the “Earned PSUs”).

3.	Payment of Shares.

(a)
The Company shall, subject to the remainder of this Award, transfer to the Participant a number of Shares of the Company equal to the number (if any) of Earned PSUs under this Award on or as soon as practicable following the Determination Date (x) so long as the Participant remains employed with the Company or any of its Affiliates through the Vesting Date, or (y) as otherwise provided in Section 3(b) or (c) below (in whole Shares only with the Participant receiving a cash payment equal to the Fair Market Value of any fractional Share on or about the transfer date).

(b)	Notwithstanding Section 3(a) of this Award,

(i)
upon a Termination of Relationship as a result of the Participant’s death, Disability, or Retirement (other than a “Retirement with Notice” as defined below) (each, a “Special Termination”), which occurs prior to the Determination Date, the PSUs shall remain outstanding and unvested through the Determination Date, and the Specified Portion (as defined below) of the Earned PSUs (if any) scheduled to vest on the Determination Date shall become vested PSUs as of the Determination Date; and Shares equal to such number of Earned PSUs shall be transferred on or as soon as practicable following the Determination Date, and the remaining PSUs which do not become vested pursuant to this clause (i) shall be automatically forfeited; for purposes of this Section 3(b)(i), the term “Specified Portion” shall mean (x) one-

third (1/3) if the Special Termination occurs prior to the beginning of the second fiscal year of the Performance Period, (y) two-thirds (2/3) if the Special Termination occurs on or after the beginning of the second fiscal year of the Performance Period and prior to the beginning of the third fiscal year of the Performance Period and (z) the entire amount if the Special Termination occurs on or after the beginning of the third fiscal year of the Performance Period;

(ii)
upon a Termination of Relationship as a result of the Participant’s Retirement with Notice which occurs prior to the Determination Date, the PSUs shall remain outstanding and shall be treated as described in Section 3(b)(i) above, except that the term “Specified Portion” shall be deemed to mean (x) two-thirds (2/3) if the Special Termination occurs prior to the beginning of the second fiscal year of the Performance Period and (y) the entire amount if the Special Termination occurs on or after the beginning of the second fiscal year of the Performance Period; and

(iii)
upon a Termination of Relationship for any reason other than as set forth in clauses (i) and (ii) above, all outstanding PSUs shall be forfeited and immediately cancelled; provided, however, that in the case of a Termination of Relationship after the Vesting Date but prior to the Determination Date, the corresponding portion of Earned PSUs (if any) shall remain outstanding and shall become vested PSUs as of the Determination Date.

As used herein, the term “Retirement with Notice” means the Participant’s retirement from the Company and its Affiliates after providing the Company with at least 12 months’ prior written notice of such intended retirement (and with such notice having been delivered upon or after the Participant’s attainment of age 62) and achieving 5 years of employment with the Company and its Affiliates; provided, however, that if the Company involuntarily terminates the Participant without Cause or the Participant dies or incurs a Disability after the Participant delivers the notice described in this sentence, such termination shall not fail to qualify as a “Retirement with Notice” by virtue of the termination occurring less than 12 months after the notice date.

(c)
Also notwithstanding Section 3(a) or (b) of this Award, in accordance with the terms of Section 13 of the Plan, in the event of a Termination of Relationship of the Participant by the Company or any of its Affiliates (or successors in interest) without Cause or by the Participant for Good Reason, in each case, that occurs within two years following a Change of Control, the following treatment (under clauses (A) or (B), as applicable) will apply with respect to any then outstanding PSUs:

(A) if such termination occurs prior to the Vesting Date, then such Performance Period shall end as of such date, and the Target Number of PSUs shall become vested on the date of such Termination of Relationship, and a number of Shares equal to such number of PSUs shall be distributed to the Participant as soon as practicable following the date of such Termination of Relationship; or
(B) if such termination occurs on or following the Vesting Date but prior to the date Shares of the Company are transferred in settlement of the Earned PSUs (if any), then the Earned PSUs (if any) shall immediately be distributed to the Participant as soon as practicable following the Determination Date;

provided that the Committee may determine that, in lieu of Shares and/or fractional Shares deliverable to the Participant under clauses (A) or (B) above, the Participant shall receive a cash payment equal to the Fair Market Value of such Shares (or fractional Shares, as the case may be) on the Change of Control.

(d)
Upon the vesting event of any Earned PSUs and the corresponding transfer of Shares as a result thereof, in each case in accordance with Sections 3(a), 3(b) or 3(c) of this Award, as applicable, the Earned PSUs with respect to which Shares have been transferred hereunder shall be extinguished on the relevant transfer dates. In compliance with Section 409A of the Code, in no event shall any transfer occur later than March 15 of the calendar year following the calendar year in which the applicable vesting event occurs under this Award.

4.	Dividends.

(a)
If on any date while PSUs are outstanding hereunder, the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), then the number of PSUs (if any) held by the Participant shall be increased by a number equal to: (a) the product of (x) the number of outstanding PSUs held by the Participant as of the related dividend record date, multiplied by (y) a dollar amount equal to the per Share amount of any cash dividend (or, in the case of any dividend payable in whole or in part other than in cash or Shares, the per Share value of such dividend, as determined in good faith by the Committee), divided by (b) the Fair Market Value of a Share on the payment date of such dividend.

(b)
In the case of any dividend declared on Shares that is payable in the form of Shares, then the number of PSUs (if any) held by the Participant shall be increased by a number equal to the product of (I) the number of outstanding PSUs held by the Participant as of the related dividend record date, multiplied by (II) the number of Shares (including any fraction thereof) payable as a dividend on a Share. Shares shall be transferred with respect to all additional PSUs granted pursuant to this Section 4 at the same time as Shares are transferred with respect to the Earned PSUs to which such additional PSUs were attributable.

(c)
For purposes of this Section 4, the number of PSUs held by the Participant as of the applicable dividend record date shall be deemed to equal the Target Number of PSUs plus the aggregate number of additional PSUs (if any) previously credited to the Participant pursuant to Sections 4(a) and 4(b) above in respect of any prior dividend declared on Shares since the Date of Grant.

5.
Adjustments Upon Certain Events. In the event of any event described in Section 12 of the Plan occurring after the Date of Grant, the adjustment provisions (including cash payments) as provided for under Section 12 of the Plan shall apply (without duplication of any dividend adjustments reflected pursuant to Section 4 hereof).

6.
Restriction on Transfer. The PSUs may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant, except (i) if permitted by the Board or the Committee, (ii) by will or the laws of descent and distribution or (iii) pursuant to beneficiary designation procedures approved by the Company, in each case in compliance with applicable laws. The PSUs shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the PSUs contrary to the provisions of this Award or the Plan shall be null and void and without effect.

7.
Data Protection. By accepting this Award, the Participant consents to the processing (including international transfer) of personal data as set out in Exhibit A attached hereto for the purposes specified therein and to any additional or different processes required by applicable law, rule or regulation.

8.
Participant’s Employment. Nothing in this Award or in the PSU shall confer upon the Participant any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company and its Affiliates, in their sole discretion, to terminate the Participant’s employment or to increase or decrease the Participant’s compensation at any time.

9.
No Acquired Rights. The Committee or the Board has the power to amend or terminate the Plan at any time and the opportunity given to the Participant to participate in the Plan and the grant of this Award is entirely at the discretion of the Committee or the Board and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms). The Participant’s participation in the Plan and the receipt of this Award is outside the terms of the Participant’s regular contract of employment and is therefore not to be considered part of any normal or expected compensation and that the termination of the Participant’s employment under any circumstances whatsoever will give the Participant no claim or right of action against the Company or its Affiliates in respect of any loss of rights under this Award or the Plan that may arise as a result of such termination of employment.

10.	No Rights of a Stockholder. The Participant shall not have any rights as a stockholder of the Company until the Shares in question have been registered in the Company’s register of stockholders.

11.	Withholding.

(a)
The Participant will pay, or make provisions satisfactory to the Company for payment of any federal, state, local and other applicable taxes required to be withheld in connection with any issuance or transfer of Shares under this Award and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Participant has not made payment for applicable taxes, such taxes shall be paid by withholding Shares from the issuance or transfer of Shares due under this Award, rounded down to the nearest whole Share, with the balance to be paid in cash or withheld from compensation or other amount owing to the Participant from the Company or any Affiliate, and the Company and any such Affiliate is hereby authorized to withhold such amounts from any such issuance, transfer, compensation or other amount owing to the Participant.

(b)
If the Participant’s employment with the Company terminates prior to the issuance or transfer of any remaining Shares due to be issued or transferred to the Participant under this Award, the payment of any applicable withholding taxes with respect to any such issuance or transfer shall be made through the withholding of Shares from such issuance or transfer, rounded down to the nearest whole Share, with the balance to be paid in cash or withheld from compensation or other amount owing to the Participant from the Company or any Affiliate, as provided in Section 11(a) above.

12.	Section 409A of the Code. The provisions of Section 14(v) of the Plan are hereby incorporated by reference and made a part hereof.

13.	PSUs Subject to Plan. All PSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14.
Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, email or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:
If to the Company, to:
Aramark
Aramark Tower
1101 Market Street
Philadelphia, PA 19107-2988
Attention: Head of Human Resources
If to the Participant, to him or her at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

15.	Waiver of Breach. The waiver by either party of a breach of any provision of this Award must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

16.
Governing Law. THIS AWARD WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AWARD, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

17.
Modification of Rights; Entire Agreement. The Participant’s rights under this Award and the Plan may be modified only to the extent expressly provided under this Award or under Sections 14(a) and (b) of the Plan. This Award and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto. For the avoidance of doubt, this Award, the Certificate of Grant and the Plan do not supersede any “Restrictive Covenant Agreement” (as defined below) or employment agreement between the Participant and the Company or its Affiliates.

18.
Clawback upon Breach of Restrictive Covenants. In the event the Participant breaches the Participant’s “Restrictive Covenant Agreement” (as defined below) at any time during the Participant’s employment with the Company or within two years following the termination thereof, then without limiting any other remedies available to the Company (including, without limitation, remedies involving injunctive relief), the Participant shall immediately forfeit any remaining unvested portion of the Award and the Participant shall be required to return to the Company all Shares previously issued in respect of the Award to the extent the Participant continues to own such Shares or, if the Participant no longer owns such Shares, the Participant shall be required to repay to the Company the pre-tax cash value of such Shares calculated based on the Fair Market Value of such Shares on the date such Shares were issued to the Participant in respect of the Award. As used herein, the “Restrictive Covenant Agreement” means any agreement between the Participant and the Company or its Affiliates (including, without limitation, any agreement relating to employment and post-employment competition) subjecting the Participant to confidentiality, non-solicitation, non-competition and/or other restrictive covenants in favor of the Company or its Affiliates.

19.
Severability. It is the desire and intent of the parties hereto that the provisions of this Award be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Award shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Award or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Award or affecting the validity or enforceability of such provision in any other jurisdiction.

Name:    [see Certificate of Grant - Participant]

Date:    [Acceptance Date]

[Note: Grant will be accepted electronically.]

Exhibit A
DATA PROTECTION PROVISION

(a)
By participating in the Plan or accepting any rights granted under it, the Participant consents to the collection and processing by the Company and its Affiliates of personal data relating to the Participant by the Company and its Affiliates and/or agents so that they can fulfill their obligations and exercise their rights under the Plan, issue certificates (if any), statements and communications relating to the Plan and generally administer and manage the Plan, including keeping records of participation levels from time to time. Any such processing shall be in accordance with the purposes and provisions of this data protection provision. References in this provision to the Company and its Affiliates include the Participant's employer.

These data will include data:
(i)already held in the Participant's records such as the Participant's name and address, ID number, payroll number, length of service and whether the Participant works full-time or part time;
(ii)collected upon the Participant accepting the rights granted under the Plan (if applicable); and
(iii)subsequently collected
by the Company or any of its Affiliates and/or agents in relation to the Participant's continued participation in the Plan, for example, data about shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data about the Participant and his or her participation in the Plan (e.g., the date on which the shares were granted, termination of employment and the reasons of termination of employment or retirement of the Participant).

(b)	This consent is in addition to and does not affect any previous consent provided by the Participant to the Company or its Affiliates.

(c)
In particular, the Participant expressly consents to the transfer of personal data about the Participant as described in paragraph (a) above by the Company and its Affiliates and/or agents. Data may be transferred not only within the country in which the Participant is based from time to time or within the EU or the European Economic Area[1] (“EEA”), but also worldwide, to other employees and officers of the Company and its Affiliates and/or agents and to the following third parties for the purposes described in paragraph (a) above:

(i)Plan administrators, transfer agents, auditors, brokers, agents and contractors of, and third party service providers to, the Company or its Affiliates such as printers and mail houses engaged to print or distribute notices or communications about the Plan;
_____________________
1 The European Economic Area is composed of 27 member states of the European Union plus Iceland, Liechtenstein and Norway.

(ii)regulators, tax authorities, stock or security exchanges and other supervisory, regulatory, governmental or public bodies as required by law;
(iii)actual or proposed merger or acquisition partners or proposed assignees of, or those taking or proposing to take security over, the business or assets or stock of the Company or its Affiliates and their agents and contractors;
(iv)other third parties to whom the Company or its Affiliates and/or agents may need to communicate/transfer the data in connection with the administration of the Plan, under a duty of confidentiality to the Company and its Affiliates; and
(v)the Participant's family members, physicians, heirs, legatees and others associated with the Participant in connection with the Plan.
Not all countries, where the personal data may be transferred to, have an equal level of data protection as in the EU or EEA. Countries to which data are transferred include the USA and Bermuda.

All national and international transfer of personal data is only done in order to fulfill the obligations and rights of the Company and/or its Affiliates under the Plan.

The Participant may access, modify, correct or withdraw consent to process most Personal Information about the Participant by contacting the local data protection officer in the country in which the Participant is based. Please note, however, that certain Personal Information about the Participant may be exempt from such access, correction, objection, suppression or deletion rights pursuant to applicable data protection laws, if the Participant has a complaint regarding the manner in which personal information relating to the Participant is dealt with, the Participant should contact the appropriate local data protection officer referred to above.

(d)
The processing (including transfer) of data described above is essential for the administration and operation of the Plan. Therefore, in cases where the Participant wishes to participate in the Plan, it is essential that his/her personal data are processed in the manner described above. At any time the Participant may withdraw his or her consent.

Schedule I
Performance Condition (PSU)